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As filed with the Securities and Exchange Commission on November 13, 2001

Registration No. 333-71916

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COPART, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	5012 (Primary Standard Industrial Classification Code Number)	94-2867490 (I.R.S. Employer Identification Number)

5500 E. Second Street
Benicia, California, 94510
(707) 748-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Willis J. Johnson
Chief Executive Officer
Copart, Inc.
5500 E. Second Street
Benicia, California, 94510
(707) 748-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John B. Goodrich, Esq. Thomas J. Lorr, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Thomas R. Brome, Esq. Cravath, Swaine & Moore Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, no par value	4,600,000	$31.265	$143,819,000	$35,955

(1)
Includes 600,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices per share of our common stock on October 17, 2001 as reported on The Nasdaq National Market.
(3)
Previously paid.

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

    The purpose of this Amendment No. 1 to the Registration Statement filed by Copart, Inc. on Form S-3 is being filed prior to the effectiveness of the Registration Statement to (i) correct a date reference set forth on page 34 of the prospectus in Part I of Form S-3, (ii) submit an opinion of counsel regarding the legality of common stock to be offered hereunder and a related consent, and (iii) include a consent of KPMG LLP, as follows:

    The Registrant hereby modifies item no. 2 of the second paragraph under the heading "WHERE YOU CAN FIND MORE INFORMATION" on page 34 of Part I of the Registration Statement for the sole purpose of correcting the date referred to therein, which sentence is now amended to read as follows:

"2.
The description of our capital stock contained in a Registration Statement on Form 8-A filed on January 19, 1994, including any amendments or reports filed for the purpose of updating such descriptions."

    The Registrant also hereby modifies Item 14 of Part II of the Registration Statement for the purpose of amending and supplementing the expense table as follows:

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The fees and expenses incurred by the registrant in connection with the offering are payable by the registrant and, other than filing fees, are estimated as follows:

Amount
SEC Registration Fee	$35,955
NASD Filing Fee	14,882
Nasdaq National Market Fee	—
Printing	130,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	110,000
Miscellaneous	100,000

Total	$640,837

    The Registrant also hereby modifies Item 16 of Part II of the Registration Statement for the sole purpose of filing an opinion of counsel regarding the legality of common stock to be offered hereunder and a related consent and including a consent of KPMG LLP as follows:

ITEM 16. EXHIBITS.

    The following exhibits are filed with this Registration Statement:

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
24.1	†	Power of Attorney.

†
Previously filed.
*
To be filed by amendment.

1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benicia, State of California on this 13th day of November, 2001.

COPART, INC.
By:	/s/ PAUL A. STYER
Paul A. Styer Senior Vice President

    In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIS J. JOHNSON* Willis J. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2001
/s/ WAYNE R. HILTY* Wayne R. Hilty	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2001
/s/ A. JAYSON ADAIR* A. Jayson Adair	Director	November 13, 2001
/s/ HAROLD BLUMENSTEIN* Harold Blumenstein	Director	November 13, 2001
/s/ JAMES GROSFELD* James Grosfeld	Director	November 13, 2001
/s/ JAMES E. MEEKS* James E. Meeks	Director	November 13, 2001
/s/ MARVIN L. SCHMIDT* Marvin L. Schmidt	Director	November 13, 2001
/s/ JONATHAN VANNINI* Jonathan Vannini	Director	November 13, 2001
*By:	/s/ PAUL A. STYER Paul A. Styer Attorney-in-fact

2

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
24.1	†	Power of Attorney.

†
Previously filed.

*
To be filed by amendment.

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  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 16. EXHIBITS.
EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX